Exhibit 99

Investor News	NYSE:PEG

For further information, contact:
➢	Kathleen A. Lally, Vice President – Investor Relations	Phone: 973-430-6565
➢	Greg McLaughlin, Sr. Investor Relations Analyst	Phone: 973-430-6568
➢	Yaeni Kim, Sr. Investor Relations Analyst	Phone: 973-430-6596

February 1, 2008

PSEG ANNOUNCES 2007 RESULTS:

$5.18 PER SHARE FROM CONTINUING OPERATIONS

$5.41 PER SHARE OF OPERATING EARNINGS

Results at High End of 2007 Guidance of $5.15 to $5.45 Per Share,
Reflecting Strong Performance of PSEG Power and PSE&G

Company Reaffirms 2008 Guidance of $5.60 to $6.10 Per Share

Public Service Enterprise Group (PSEG) reported today (February 1, 2008) 2007 Income from Continuing Operations of $1,319 million or $5.18 per share as compared to $679 million or $2.69 per share for 2006. Operating Earnings for the year 2007 were $1,377 million or $5.41 per share compared to 2006 Operating Earnings of $872 million or $3.45 per share. Including charges in 2007 associated with the sale of Latin American assets and other related items ($0.23 per share) and income from discontinued operations ($0.06 per share), PSEG reported Net Income for the full year 2007 of $1,335 million or $5.24 per share compared to Net Income for the full year 2006 of $739 million or $2.93 per share.

PSEG also reported Income from Continuing Operations for the fourth quarter of 2007 of $226 million, or $0.89 per share. This compared to fourth quarter 2006 results of $135 million, or $0.54 per share. Operating Earnings for the fourth quarter of 2007 were $277 million, or $1.09 per share compared to fourth quarter 2006 Operating Earnings of $136 million, or $0.54 per share. Charges in 2007 associated with asset sales and other items ($0.20 per share), and losses from discontinued operations ($0.01 per share) resulted in PSEG reporting Net Income for the quarter of $224 million, or $0.88 per share. A charge of $220 million ($0.87 per share) associated with the discontinuation of operations at the Lawrenceburg Energy facility, in December 2006, partially offset by income from operations of SAESA ($0.12 per share) and Electroandes ($0.03 per share) which were discontinued during 2007, and merger costs resulted in a Net Loss for the 2006 fourth quarter of $47 million or $0.18 per share.

Operating Earnings exclude the impact of the sale of certain non-core domestic and international assets. The table below provides a reconciliation of PSEG’s Net Income to Operating Earnings (a non-GAAP measure) for the full year and fourth quarter.

PSEG CONSOLIDATED EARNINGS (unaudited)
Full-Year Comparative Results
2007 and 2006

	Income ($millions)		Diluted Earnings Per Share
	2007	2006	2007	2006

Net Income	$1,335	$739	$5.24	$2.93

Less: Income from Discontinued Ops	(16)	(60)	(0.06)	(0.24)

Income From Continuing Ops	$1,319	$679	$5.18	$2.69

Add: Impact of Asset Sales	58	185	0.23	0.73

Add: Merger Costs	-	8	-	0.03

Operating Earnings (Non-GAAP)	$1,377	$872	$5.41	$3.45

	Avg. Shares		254M	252M

PSEG CONSOLIDATED EARNINGS (unaudited)
Fourth Quarter Comparative Results
2007 and 2006

	Income ($millions)		Diluted Earnings Per Share
	2007	2006	2007	2006

Net Income (Loss)	$224	$(47)	$0.88	$(0.18)

Add: Loss of Discontinued Ops	2	182	0.01	0.72

Income From Continuing Ops	$226	$135	$0.89	$0.54

Add: Impact of Asset Sales	51		0.20	-

Add: Merger Costs	-	1	-	-

Operating Earnings (Non-GAAP)	$277	$136	$1.09	$0.54

	Avg. Shares		255M	253M

PSEG believes that the non-GAAP financial measure of “Operating Earnings” provides a consistent and comparable measure of performance of its businesses to help shareholders understand performance trends.

“The results for the quarter reflect the continued solid operating performance of PSEG Power and PSE&G” said Ralph Izzo, chairman, president and chief executive officer of PSEG. He went on to say, “full year 2007’s operating earnings were at the top of our guidance range despite the loss of earnings from most of our Latin American operations. The past year was a defining year for our company. Our strong operational performance positioned PSEG Power to benefit from robust competitive power markets. PSE&G reinforced its reputation as a company interested in maintaining reliability and providing cost effective solutions to New Jersey’s energy requirements, and we have reduced our international risk and enhanced our financial flexibility by reducing debt with proceeds from the sale of assets.”

Izzo also reaffirmed operating earnings guidance for 2008 of $5.60-$6.10 per share, which represents an 8% improvement (at the mid-point of the range) over 2007’s operating earnings. “Strong operations and a continuation of supportive energy markets are behind our forecast of solid earnings growth in 2008 despite the loss of earnings from the sale of our Latin American assets.”

Operating earnings by subsidiary for 2007, and our guidance for 2008 is as follows:

2007 Operating Earnings
($millions)

	2007A	2008E

PSEG Power	$ 949	$1,040 - $1,140
PSE&G	376	350 - 370
PSEG Energy Holdings	115	45 - 60
PSEG Parent	(63)	(15) - (10)
Operating Earnings	$1,377	$1,420 - $1,560
Earnings Per Share	$ 5.41	$5.60 - $6.10

Reported earnings and operating income guidance on a per share basis are before the impact of a two-for-one stock split effective on February 5, 2008.

“Our outlook for operating earnings in 2008, the improvement in the balance sheet and the strength of our cash flow” Izzo said “supported the board’s recent decision to increase the common dividend by 10%.” He went on to say “this latest increase by the board resets the dividend to a payout of earnings in the middle of a range, 40%-50%, which provides flexibility for dividend growth and new investment. The board also authorized a two-for-one stock split effective with trading on February 5 for holders of record on January 25. The split adjusts the price of our stock to a level many shareholders may find more affordable without affecting shareholder value. Both actions by the board are viewed as positive indicators for the future of our company.”

Operating Earnings Review and Outlook by Operating Subsidiary

See Attachments 8 and 9 for detail regarding the quarter-over-quarter and year-over-year earnings reconciliations for each of PSEG’s businesses.

PSEG Power

PSEG Power reported operating earnings of $205 million ($0.80 per share) for the fourth quarter of 2007 bringing full year operating earnings to $949 million ($3.73 per share), a record year for Power. On a comparative basis, PSEG Power reported operating earnings of $102 million ($0.40 per share) and $515 million ($2.04 per share) for the fourth quarter and full year 2006 respectively.

PSEG Power’s margins in the fourth quarter of 2007 continued to benefit from higher contracted pricing. Power’s results also benefited from the expiration of contracts at year-end 2006, and an expansion in the market’s heat rate which supported an increase in the capacity factor of Power’s combined cycle fleet. An improvement in revenue for ancillary services also added to earnings. These items increased earnings by $0.32 per share. Higher pricing more than offset a decline in volume from the nuclear fleet. A 33 day refueling outage at Power’s 100%-owned Hope Creek nuclear facility reduced the nuclear fleet’s capacity factor for the quarter to 83.6% resulting in a full year capacity factor of 91.4%--slightly below our forecast capacity factor for the year of 92%. An improvement in commodity pricing resulted in an expansion of BGSS margins during the quarter adding $0.06 per share to earnings. (See attachment 8 for a detailed look at items affecting quarter over quarter earnings comparisons.)

PSEG Power’s operating earnings forecast for 2008 reflects the benefit of higher electric power pricing with the expiration of below market contracts. The operation of the competitive energy and capacity auctions has allowed Power to lock up most of its base load coal and nuclear capacity going into 2008. The February 2008 BGS auction process will replace the expiring 2005 contract. Also, the nuclear fleet’s capacity factor in 2008 is expected to decline slightly to 91%. A replacement of the steam generator at Salem 2 during the spring 2008 refueling outage will more than double the normal time scheduled for refueling. We also expect BGSS-related margins to return to more normal levels in 2008 following the very strong results for 2007.

William Levis, president and chief operating officer of PSEG Power, indicated that he was “pleased to announce that PSEG Power resumed independent operation of its nuclear facilities at year-end 2007”. He went on to say he’s “extremely proud of the team and their accomplishment. The work required to complete the turnover signified great due diligence and focus. The nuclear fleet represents a valuable strategic asset for PSEG. The resumption of independent operation establishes a new milestone in the company’s development, and allows us to move forward in planning for future capacity requirements.”

PSE&G

PSE&G reported operating earnings of $77 million ($0.30 per share) for the fourth quarter compared with operating earnings of $64 million ($0.25 per share) for the fourth quarter of 2006. The results for the fourth quarter brought full year operating earnings to $376 million ($1.48 per share) as compared with 2006 results of $262 million ($1.04 per share).

Results for the quarter continued to benefit from gas and electric rate relief implemented in mid-November 2006 ($0.04 per share). Earnings comparisons were also supported by more normal weather conditions in 2007 as compared to warmer than normal weather experienced during the fourth quarter of 2006 ($0.06 per share). Weather normalized sales growth also supported the year-over-year improvement in earnings ($0.03 per share). These items more than offset an increase in operating and maintenance expense ($0.06 per share) associated with growth in demand and new programs.

PSE&G is expected to experience a modest decline in 2008’s operating earnings. A forecast decline in transmission peak revenues is expected to have an impact on revenue and earnings. Results will also reflect an increase in financing costs associated with higher capital outlays, and operating and maintenance costs tied to training related expenses.

PSE&G filed several pilot programs with the NJ Board of Public Utilities (BPU) during the fourth quarter to promote conservation, energy efficiency and carbon abatement. The State of New Jersey also moved a step closer toward meeting its carbon reduction goals in January

2008 with enactment of The Regional Greenhouse Gas Initiative (RGGI). Ralph La Rossa, president and chief operating officer of PSE&G, stated “the RGGI law enables PSE&G to participate as a strong partner with the State of New Jersey in meeting its energy goals. Our next step is to work with the BPU in determining what role we play. The completion of work on our new customer information system by year-end is a necessary first step for PSE&G as we move toward a decision on installation of advanced meters on a broad scale.”

PSE&G also filed a request with the Federal Energy Regulatory Commission (FERC) seeking permission to include in rate base Construction Work In Progress (CWIP) associated with the capital cost of its planned $600 million investment in the 500Kv Susquehanna to Roseland transmission line. As part of its request, PSE&G is seeking a 150 basis point improvement in its authorized return on equity for this project. Spending on this project would begin in earnest during 2009 based on a scheduled in-service date of 2012. A decision by FERC is anticipated by mid-year.

PSEG Energy Holdings

PSEG Energy Holdings reported operating earnings of $15 million ($0.06 per share) for the fourth quarter compared with an operating loss of $14 million ($0.05 per share) during the fourth quarter of 2006. The results for the fourth quarter brought Holdings’ full year 2007 operating earnings to $115 million ($0.45 per share) as compared with 2006 results of $161 million ($0.63 per share). Holdings’ 2007 and 2006 operating earnings exclude SAESA and Electroandes, which are reflected in discontinued operations. Electroandes was sold in October 2007.

The results for the fourth quarter of 2007 were largely influenced by a decline in spark spreads and recognition of a mark-to-market gain of $8 million associated with a long term contract held by Global’s Texas generating assets versus a $15 million mark-to-market loss booked in the 2006 fourth quarter. This reversal improved reported earnings by $0.06 per share. Global’s results also benefited from a decline in outage related operating and maintenance expense at the gas-fired Texas generating facilities ($0.01 per share). The operating income from Resources declined $0.01 per share in the fourth quarter of 2007 as compared to the prior year. An increase in income taxes ($0.02 per share) and other expenses ($0.01 per share) offset the benefits of a decline in financing costs ($0.02 per share).

PSEG Energy Holdings’ announced in December that Global sold its interest in Chilquinta and Luz Del Sur for $685 million, and hired Credit Suisse to advise PSEG on the planned sale of SAESA. SAESA will be accounted for as discontinued operations given the potential for a sale to occur within a year.

PSEG Energy Holdings’ operating income is expected to decline in 2008 to $45-$60 million. The outlook reflects the loss of earnings from the sale of Chilquinta and Luz del Sur in 2007. Holdings’ operating earnings could also be affected by the need to reverse out a portion of the cumulative mark to market gain booked under the Texas generating assets long term contract over the remaining three year term of the contract. Results will also be affected by a normal decline in Resources’ lease income.

Losses at the Enterprise level increased to $20 million ($0.07 per share) during the fourth quarter versus a $16 million loss ($0.06 per share) recognized in the 2006 fourth quarter. The results for 2008 will reflect the impact of a decline in interest expense associated with a fourth quarter 2007 reduction in debt of $709 million.

FORWARD-LOOKING STATEMENT

Readers are cautioned that statements contained in this press release about our and our subsidiaries’ future performance, including future revenues, earnings, strategies, prospects and all other statements that are not purely historical, are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Although we believe that our expectations are based on reasonable assumptions, we can give no assurance they will be achieved. The results or events predicted in these statements may differ materially from actual results or events. Factors which could cause results or events to differ from current expectations include, among other things: the effects of weather; the performance of generating units and transmission systems; the availability and prices for oil, gas, coal, nuclear fuel, capacity and electricity; changes in the markets for electricity and other energy-related commodities; changes in the number of participants and the risk profile of such participants in the energy marketing and trading business; the effectiveness of our risk management and internal controls systems; the effects of regulatory decisions and changes in law; changes in competition in the markets we serve; the ability to recover regulatory assets and other potential stranded costs; the outcomes of litigation and regulatory proceedings or inquiries; the timing and success of efforts to develop generation, transmission and distribution projects; continued market based rate authority, including any necessary mitigation; environmental regulations and responses to global climate change; ability to realize tax benefits and favorably resolve tax audit claims; conditions of the capital markets and equity markets; advances in technology; changes in accounting standards; changes in interest rates and in financial and foreign currency markets generally; the economic and political climate and growth in the areas in which we conduct our activities; and changes in corporate strategies. For further information, please refer to our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission. These documents address in further detail our business, industry issues and other factors that could cause actual results to differ materially from those indicated in this release. In addition, any forward-looking statements included herein represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even if our estimates change, unless otherwise required by applicable securities laws.

Attachment 1

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Reconciliation of Operating Earnings to Reported Earnings by Subsidiary
For the Quarters Ended December 31,
(Unaudited)

	2007 EPS			2006 EPS

	Reported Earnings	Continuing Operations	Operating Earnings	Reported Earnings	Continuing Operations	Operating Earnings

PSEG Power:
Operations	$0.80	$0.80	$0.80	$0.40	$0.40	$0.40
Discontinued Operations	-	-	-	(0.87)	-	-

Total PSEG Power	0.80	0.80	0.80	(0.47)	0.40	0.40

PSE&G:
Operations	0.30	0.30	0.30	0.25	0.25	0.25

Total PSE&G	0.30	0.30	0.30	0.25	0.25	0.25

PSEG Energy Holdings:
PSEG Global	0.01	0.01	0.01	(0.11)	(0.11)	(0.11)
PSEG Resources	0.05	0.05	0.05	0.06	0.06	0.06
Impact of Asset Sales(a)	(0.20)	(0.20)	-	-	-	-
Discontinued Operations	(0.01)	-	-	0.15	-	-

Total PSEG Energy Holdings	(0.15)	(0.14)	0.06	0.10	(0.05)	(0.05)

Enterprise:
Interest & Other Expenses	(0.07)	(0.07)	(0.07)	(0.06)	(0.06)	(0.06)

Total Enterprise	(0.07)	(0.07)	(0.07)	(0.06)	(0.06)	(0.06)

PSEG Earnings Per Share	$0.88	$0.89	$1.09	$(0.18)	$0.54	$0.54

(a) See attachment 15 for details

Attachment 2

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Reconciliation of Operating Earnings to Reported Earnings by Subsidiary
For the Years Ended December 31,
(Unaudited)

	2007 EPS			2006 EPS

	Reported Earnings	Continuing Operations	Operating Earnings	Reported Earnings	Continuing Operations	Operating Earnings

PSEG Power:
Operations	$3.73	$3.73	$3.73	$2.04	$2.04	$2.04
Discontinued Operations	(0.03)	-	-	(0.95)	-	-

Total PSEG Power	3.70	3.73	3.73	1.09	2.04	2.04

PSE&G:
Operations	1.48	1.48	1.48	1.04	1.04	1.04

Total PSE&G	1.48	1.48	1.48	1.04	1.04	1.04

PSEG Energy Holdings:
PSEG Global	0.24	0.24	0.24	0.38	0.38	0.38
PSEG Resources	0.23	0.23	0.23	0.26	0.26	0.26
PSEG Energy Holdings	(0.02)	(0.02)	(0.02)	(0.01)	(0.01)	(0.01)
Impact of Asset Sales(a)	(0.23)	(0.23)	-	(0.73)	(0.73)	-
Discontinued Operations	0.09	-	-	1.19	-	-

Total PSEG Energy Holdings	0.31	0.22	0.45	1.09	(0.10)	0.63

Enterprise:
Interest & Other Expenses	(0.25)	(0.25)	(0.25)	(0.26)	(0.26)	(0.26)
Merger and Merger Related Costs	-	-	-	(0.03)	(0.03)	-

Total Enterprise	(0.25)	(0.25)	(0.25)	(0.29)	(0.29)	(0.26)

PSEG Earnings Per Share	$5.24	$5.18	$5.41	$2.93	$2.69	$3.45

(a) See attachment 15 for details

Attachment 3

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Operating Earnings and Per Share Results by Subsidiary
(Unaudited)

	For the Quarters Ended December 31,		For the Years Ended December 31,

	2007	2006	2007	2006

Earnings Results (in Millions)

PSEG Power	$205	$102	$949	$515
PSE&G	77	64	376	262
PSEG Energy Holdings
PSEG Global	4	(28)	60	97
PSEG Resources	12	14	58	66
PSEG Energy Holdings	(1)	-	(3)	(2)

Total PSEG Energy Holdings	15	(14)	115	161

PSEG	(20)	(16)	(63)	(66)

Operating Earnings	$277	$136	$1,377	$872

Impact of Asset Sales(a)	(51)	-	(58)	(185)
Merger and Merger Related Costs	-	(1)	-	(8)

Income from Continuing Operations	$226	$135	$1,319	$679

Discontinued Operations, Including Gain (Loss) on Disposal	(2)	(182)	16	60

PSEG Net Income	$224	$(47)	$1,335	$739

Fully Diluted Average Shares Outstanding (in Millions)	255	253	254	252

Per Share Results (Diluted)

PSEG Power	$0.80	$0.40	$3.73	$2.04
PSE&G	0.30	0.25	1.48	1.04
PSEG Energy Holdings
PSEG Global	0.01	(0.11)	0.24	0.38
PSEG Resources	0.05	0.06	0.23	0.26
PSEG Energy Holdings	-	-	(0.02)	(0.01)

Total PSEG Energy Holdings	0.06	(0.05)	0.45	0.63

PSEG	(0.07)	(0.06)	(0.25)	(0.26)

Operating Earnings	$1.09	$0.54	$5.41	$3.45

Impact of Asset Sales(a)	(0.20)	-	(0.23)	(0.73)
Merger and Merger Related Costs	-	-	-	(0.03)

Income from Continuing Operations	$0.89	$0.54	$5.18	$2.69

Discontinued Operations, Including Gain (Loss) on Disposal	(0.01)	(0.72)	0.06	0.24

PSEG Net Income	$0.88	$(0.18)	$5.24	$2.93

(a) See attachment 15 for details

Note 1:

Net Income includes preferred stock dividends relating to PSE&G of $1 million for the quarters ended December 31, 2007 and 2006.

Net Income includes preferred stock dividends relating to PSE&G of $4 million for the years ended December 31, 2007 and 2006.

Attachment 4

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Consolidating Statement of Operations
(Unaudited, $ Millions)

	For the Quarter Ended December 31, 2007

	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS

OPERATING REVENUES	$3,282	$(956)	$1,762	$2,153	$323

OPERATING EXPENSES
Energy Costs	1,633	(954)	1,081	1,415	91
Operation and Maintenance	683	(8)	290	361	40
Write-down of Assets	4	-	-	-	4
Depreciation and Amortization	192	4	36	142	10
Taxes Other Than Income Taxes	35	-	-	35	-

Total Operating Expenses	2,547	(958)	1,407	1,953	145

Income from Equity Method Investments	30	-	-	-	30

OPERATING INCOME	765	2	355	200	208

Other Income and Deductions	(45)	(18)	12	3	(42)
Interest Expense	(178)	(18)	(40)	(82)	(38)
Preferred Securities Dividends	(1)	-	-	(1)	-

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	541	(34)	327	120	128

Income Tax (Expense) Benefit	(315)	14	(122)	(43)	(164)

INCOME (LOSS) FROM CONTINUING OPERATIONS	226	(20)	205	77	(36)

Discontinued Operations, net of tax	(2)	-	-	-	(2)

NET INCOME (LOSS)	$224	$(20)	$205	$77	$(38)

Discontinued Operations, net of tax	2	-	-	-	2
Impact of Asset Sales, net of tax (c)	51	-	-	-	51

OPERATING EARNINGS (LOSS)	$277	$(20)	$205	$77	$15

	For the Quarter Ended December 31, 2006

	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS

OPERATING REVENUES	$2,716	$(765)	$1,506	$1,815	$160

OPERATING EXPENSES
Energy Costs	1,477	(765)	990	1,159	93
Operation and Maintenance	582	(7)	245	305	39
Write-down of Assets	55	-	44	-	11
Depreciation and Amortization	193	4	37	144	8
Taxes Other Than Income Taxes	33	-	-	33	-

Total Operating Expenses	2,340	(768)	1,316	1,641	151

Income from Equity Method Investments	27	-	-	-	27

OPERATING INCOME	403	3	190	174	36

Other Income and Deductions	19	(3)	12	6	4
Interest Expense	(212)	(31)	(41)	(92)	(48)
Preferred Securities Dividends	(1)	-	-	(1)	-

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	209	(31)	161	87	(8)

Income Tax (Expense) Benefit	(74)	14	(59)	(23)	(6)

INCOME (LOSS) FROM CONTINUING OPERATIONS	135	(17)	102	64	(14)

Discontinued Operations, including (Loss) on Disposal, net of tax	(182)	-	(220)	-	38

NET INCOME (LOSS)	$(47)	$(17)	$(118)	$64	$24

Discontinued Operations, including Loss on Disposal, net of tax	182	-	220	-	(38)
Merger and Merger-Related Costs, net of tax	1	1	-	-	-

OPERATING EARNINGS (LOSS)	$136	$(16)	$102	$64	$(14)

(a) Primarily includes financing activities and donations at the parent and intercompany eliminations.

(b) Income from Continuing Operations before Income Taxes includes preferred stock dividends relating to PSE&G of $1 million for the quarters ended December 31, 2007 and 2006.

(c) See attachment 15 for details

Attachment 5

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Consolidating Statement of Operations
(Unaudited, $ Millions)

	For the Year Ended December 31, 2007

	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS

OPERATING REVENUES	$12,853	$(3,404)	$6,796	$8,493	$968

OPERATING EXPENSES
Energy Costs	6,523	(3,400)	3,975	5,498	450
Operation and Maintenance	2,419	(29)	1,001	1,308	139
Write-down of Assets	16	-	-	-	16
Depreciation and Amortization	783	14	140	591	38
Taxes Other Than Income Taxes	139	-	-	139	-

Total Operating Expenses	9,880	(3,415)	5,116	7,536	643

Income from Equity Method Investments	116	-	-	-	116

OPERATING INCOME	3,089	11	1,680	957	441

Other Income and Deductions	23	(34)	69	12	(24)
Interest Expense	(729)	(85)	(159)	(332)	(153)
Preferred Securities Dividends	(4)	-	-	(4)	-

INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES (b)	2,379	(108)	1,590	633	264

Income Tax (Expense) Benefit	(1,060)	45	(641)	(257)	(207)

INCOME (LOSS) FROM CONTINUING OPERATIONS	1,319	(63)	949	376	57

Discontinued Operations, including Gain on Disposal, net of tax	16	-	(8)	-	24

NET INCOME (LOSS)	$1,335	$(63)	$941	$376	$81

Discontinued Operations, incl. Gain on Disposal, net of tax	(16)	-	8	-	(24)
Impact of Asset Sales, net of tax (c)	58	-	-	-	58

OPERATING EARNINGS (LOSS)	$1,377	$(63)	$949	$376	$115

	For the Year Ended December 31, 2006

	PSEG	OTHER (a)	PSEG POWER	PSE&G	PSEG ENERGY HOLDINGS

OPERATING REVENUES	$11,762	$(2,819)	$6,057	$7,569	$955

OPERATING EXPENSES
Energy Costs	6,553	(2,809)	3,955	4,884	523
Operation and Maintenance	2,221	(29)	958	1,160	132
Write-down of Project Investments	318	-	44	-	274
Depreciation and Amortization	811	19	140	620	32
Taxes Other Than Income Taxes	133	-	-	133	-

Total Operating Expenses	10,036	(2,819)	5,097	6,797	961

Income from Equity Method Investments	120	-	-	-	120

OPERATING INCOME (LOSS)	1,846	-	960	772	114

Other Income and Deductions	88	(14)	66	22	14
Interest Expense	(791)	(112)	(148)	(346)	(185)
Preferred Securities Dividends	(4)	-	-	(4)	-

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES (b)	1,139	(126)	878	444	(57)

Income Tax (Expense) Benefit	(460)	53	(363)	(183)	33

INCOME (LOSS) FROM CONTINUING OPERATIONS	679	(73)	515	261	(24)

Discontinued Operations, incl. Gain (Loss) on Disposal, net of tax	60	-	(239)	-	299

NET INCOME (LOSS)	$739	$(73)	$276	$261	$275

Discontinued Operations, incl. (Gain) Loss on Disposal, net of tax	(60)	-	239	-	(299)
Impact of Asset Sales, net of tax (c)	185	-	-	-	185
Merger and Merger-Related Costs, net of tax	8	7	-	1	-

OPERATING EARNINGS (LOSS)	$872	$(66)	$515	$262	$161

(a) Primarily includes financing activities and donations at the parent and intercompany eliminations.

(b) Income before Income Taxes includes preferred stock dividends relating to PSE&G of $4 million for the years ended December 31, 2007 and 2006.

(c) See attachment 15 for details

Attachment 6

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Capitalization Schedule
(Unaudited, $ Millions)

	December 31, 2007	December 31, 2006

DEBT
Commercial Paper and Loans	$65	$381
Long-Term Debt (Note 1)	7,690	7,798
Securitization Debt (Note 1)	1,708	1,879
Project Level, Non-Recourse Debt (Note 1)	387	599
Debt Supporting Trust Preferred Securities (Note 1)	-	660

Total Debt	9,850	11,317

SUBSIDIARY’S PREFERRED SECURITIES	80	80

COMMON STOCKHOLDERS’ EQUITY
Common Stock	4,729	4,661
Treasury Stock	(475)	(516)
Retained Earnings	3,262	2,711
Accumulated Other Comprehensive Loss	(140)	(108)

Total Common Stockholders’ Equity	7,376	6,748

Total Capitalization	$17,306	$18,145

Note 1: Includes amounts due within one year

Note 2:

PSEG’s credit agreements contain covenants that require PSEG’s debt to capitalization ratio not to exceed 70.0% at any time.

This ratio is presented for the benefit of the investors and the related securities to which the covenants apply and is not intended as a financial performance or liquidity measure.

2007

The debt to capitalization ratio calculated under PSEG’s credit agreements as of December 31, 2007 was 49.9%.

The ratio as calculated pursuant to these covenants excludes non-recourse project debt ($387 million), securitization debt ($1.708 billion). It also includes capital lease obligations ($47 million), and certainother obligations such as guarantees and letters of credit ($55 million), excluding any letters of credit relatedto collateral posting on energy/commodity contracts. The calculation excludes the equity reduction ($167 million)from the funded status of the pension and benefit plans associated with FAS 158 “Employers’ Accounting for Defined Pension and Other Post-Retirement Plans” and excludes the Accumulated Other Comprehensive Loss ($250 million) related to the mark-to-market of energy contracts.

2006

The debt to capitalization ratio calculated under PSEG’s credit agreements as of December 31, 2006 was 51.6%.

The ratio as calculated pursuant to these covenants excludes non-recourse project debt ($599 million), securitization debt ($1.879 billion) and Debt Supporting Trust Preferred Securities ($660 million). It also includes capital lease obligations ($50 million) and certain other obligations such as guarantees and letters of credit ($106 million), excluding any letters of credit related to collateral posting on energy/commodity contracts. The calculation excludes the equity reduction ($226 million) from the funded status of the pension and benefit plans associated with FAS 158 “Employers’ Accounting for Defined Pension and Other Post-Retirement Plans” and excludes the Accumulated Other Comprehensive Loss ($108 million) related to the mark-to-market of energy contracts.

Attachment 7

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, $ Millions)

	For the Years Ended December 31,

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$1,335	$739
Adjustments to Reconcile Net Income to Net Cash Flows From Operating Activities	581	1,191

Net Cash Provided By Operating Activities	1,916	1,930

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	9	(242)

NET CASH USED IN FINANCING ACTIVITIES	(1,650)	(1,834)

Effect of Exchange Rate Change	-	(1)

Net Increase (Decrease) in Cash and Cash Equivalents	275	(147)

Cash and Cash Equivalents at Beginning of Period	106	253

Cash and Cash Equivalents at End of Period	$381	$106

Attachment 8

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Quarter-to-Quarter EPS Reconciliation
December 31, 2007 vs. December 31, 2006
(Unaudited)

PSEG 4th Quarter 2006 Net Income	$(0.18)

Discontinued Operations	0.72

PSEG 4th Quarter 2006 Income from Continuing Operations	$0.54

Impact of Asset Sales(a)	-

PSEG 4th Quarter 2006 Operating Earnings	$0.54

			B/(W)
PSEG Power

4th Quarter 2006		$0.40

Recontracting and Strong Markets	0.32
BGSS	0.06
Mark-to-Market (MTM)	0.01

Margin		0.39
O&M		0.01

4th Quarter 2007		$0.80	$0.40

PSE&G

4th Quarter 2006		$0.25

Weather - Gas $0.04, Electric $0.02		0.06
Rate Relief - Gas $0.02, Electric $0.02		0.04
Volume and Demand		0.03
Transmission		0.01
O&M		(0.06)
Other		(0.03)

4th Quarter 2007		$0.30	$0.05

PSEG Energy Holdings

4th Quarter 2006		$(0.05)

Global - Texas Generation Facilities - MTM $0.06, Lower Maintenance Exp $0.01		0.07
Global - Effective Tax Rate		0.05
Global - Interest Expense		0.02
Global - Other Operations		(0.02)
Resources - Interest Expense		0.02
Resources - Other		(0.01)
Resources - Effective Tax Rate		(0.02)

4th Quarter 2007		$0.06	$0.11

Public Service Enterprise Group

4th Quarter 2006		$(0.06)

Interest $0.03 offset by higher donations ($0.04)		(0.01)

4th Quarter 2007		$(0.07)	$(0.01)

PSEG 4th Quarter 2007 Operating Earnings	$1.09

Impact of Asset Sales(a)	(0.20)

PSEG 4th Quarter 2007 Income from Continuing Operations	$0.89

Discontinued Operations	(0.01)

PSEG 4th Quarter 2007 Net Income	$0.88

(a) See attachment 15 for details

Attachment 9

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Year to Date EPS Reconciliation
December 31, 2007 vs. December 31, 2006
(Unaudited)

PSEG Net Income for the Year Ended December 31, 2006	$2.93

Discontinued Operations	(0.24)

PSEG Income from Continuing Operations for the Year Ended December 31, 2006	$2.69

Merger and Merger Related Costs	0.03
Impact of Asset Sales(a)	0.73

PSEG Operating Earnings for the Year Ended December 31, 2006	$3.45

PSEG Power			B/(W)

Year to Date December 31, 2006		$2.04

Recontracting and Strong Markets	1.48
BGSS	0.23
Mark-to-Market (MTM)	(0.02)

Margin		1.69
Depreciation, Interest, and Other		(0.03)
Higher effective tax rate in 2006		0.04
Increase in shares outstanding		(0.01)

Year to Date December 31, 2007		$3.73	$1.69

PSE&G

Year to Date December 31, 2006		$1.04

Rate Relief - Gas $0.17, Electric $0.10		0.27
Weather - Gas $0.12, Electric $.02		0.14
Volume/Demand - Gas $.02, Electric $.06		0.08
Appliance Service and Transmission		0.03
O&M and Other		(0.07)
Increase in shares outstanding		(0.01)

Year to Date December 31, 2007		$1.48	$0.44

PSEG Energy Holdings

Year to Date December 31, 2006		$0.63

Global - Texas Generation Facilities - MTM ($0.05), Lower Spark Margin ($0.07)		(0.12)
Global - Bioenergie (Italy) - Loss of production at generation facility		(0.09)
Global - RGE (Brazil) - Absence of earnings due to 2006 sale		(0.04)
Global - Interest Expense		0.01
Global - Other Operations		0.05
Global - Other		0.03
Global - Effective Tax Rate		0.02
Resources - Interest Expense		0.05
Resources - Other		(0.02)
Resources - Effective Tax Rate		(0.06)
Holdings - Other		(0.01)

Year to Date December 31, 2007		$0.45	$(0.18)

Public Service Enterprise Group

Year to Date December 31, 2006		$(0.26)

Interest $0.06, donations ($0.05)		0.01

Year to Date December 31, 2007		$(0.25)	$0.01

PSEG Operating Earnings for the Year Ended December 31, 2007	$5.41

Impact of Asset Sales(a)	(0.23)

PSEG Income from Continuing Operations for the Year Ended December 31, 2007	$5.18

Discontinued Operations	0.06

PSEG Net Income for the Year Ended December 31, 2007	$5.24

(a) See attachment 15 for details

Attachment 10

PSEG Power
Generation Measures
(Unaudited)

	GWhr Breakdown		GWhr Breakdown
	Quarters Ended December 31,		Years Ended December 31,
	2007	2006	2007	2006

Nuclear - NJ	4,257	4,977	18,914	19,642
Nuclear - PA	2,284	2,366	9,449	9,466

Total Nuclear	6,541	7,343	28,363	29,108

Fossil - Coal - NJ	1,469	1,604	5,086	6,041
Fossil - Coal - PA	1,477	1,609	5,718	6,122
Fossil - Coal - CT	165	602	2,344	2,827

Total Coal	3,111	3,815	13,148	14,990

Fossil - Oil & Natural Gas - NJ	1,902	1,198	7,953	6,418
Fossil - Oil & Natural Gas - NY	767	505	3,306	2,329
Fossil - Oil & Natural Gas - CT	98	221	560	443

Total Oil & Natural Gas*	2,767	1,924	11,819	9,190

Fossil - Pumped Storage	(28)	(36)	(134)	(149)

	12,391	13,046	53,196	53,139

	% Generation by Fuel Type		% Generation by Fuel Type
	Quarters Ended December 31,		Years Ended December 31,
	2007	2006	2007	2006

Nuclear - NJ	35%	38%	35%	37%
Nuclear - PA	18%	18%	18%	18%

Total Nuclear	53%	56%	53%	55%

Fossil - Coal - NJ	12%	12%	10%	11%
Fossil - Coal - PA	12%	12%	11%	12%
Fossil - Coal - CT	1%	5%	4%	5%

Total Coal	25%	29%	25%	28%

Fossil - Oil & Natural Gas - NJ	15%	9%	15%	12%
Fossil - Oil & Natural Gas - NY	6%	4%	6%	4%
Fossil - Oil & Natural Gas - CT	1%	2%	1%	1%

Total Oil & Natural Gas*	22%	15%	22%	17%

Fossil - Pumped Storage	0%	0%	0%	0%

	100%	100%	100%	100%

* Generation output excludes the Lawrenceburg Indiana station sold in May 2007.

The station generated 10 and 476 GWHrs for the 2006 Quarter and Year, respectively.

It did not generate energy for Power in 2007.

Attachment 11

PUBLIC SERVICE ELECTRIC & GAS
Sales and Revenues to Customers
(Unaudited)
December 31, 2007

Electric Sales and Revenues

Sales (millions kwh)	Quarter Ended	Change vs. 2006	Year Ended	Change vs. 2006

Residential	3,160	9.0%	13,958	4.2%
Commercial	5,999	4.9%	24,745	3.1%
Industrial	1,487	9.4%	5,623	-4.6%
Street Lighting	108	1.2%	369	0.0%
Interdepartmental	3	2.2%	14	1.3%

Total	10,757	6.7%	44,709	2.4%

Revenue (in millions)
Residential	$443	21.3%	$1,998	16.6%
Commercial	562	16.0%	2,583	13.5%
Industrial	88	32.3%	355	12.0%
Street Lighting	20	7.0%	73	7.3%
Other	96	60.6%	359	15.5%

Total	$1,209	21.5%	$5,368	14.6%

Gas Sold and Transported

Sales (millions therms)	Quarter Ended	Change vs. 2006	Year Ended	Change vs. 2006

Residential Sales	433	14.7%	1,431	14.2%
Commercial - Firm Sales	157	12.8%	530	5.7%
Commercial - Interr. & Cogen	11	-15.4%	41	-25.1%
Industrial - Firm Sales	12	8.6%	42	10.3%
Industrial - Interr. & Cogen	49	72.0%	156	23.4%
Other Operating Revenues	-	-2.7%	1	54.9%

Total	662	16.3%	2,201	11.5%

Gas Transported	332	8.9%	1,302	9.1%

Revenue (in millions)
Residential Sales	$396	11.7%	$1,312	6.6%
Commercial - Firm Sales	144	15.1%	478	-2.5%
Commercial - Interr. & Cogen	10	-7.9%	36	-27.8%
Industrial - Firm Sales	11	9.2%	37	-0.1%
Industrial - Interr. & Cogen	42	116.5%	129	24.7%
Other Operating Revenues	36	0.8%	139	4.2%

Total	$639	15.0%	$2,131	4.2%

Gas Transported	305	15.6%	994	18.5%

Weather Data	Quarter Ended	Change vs. 2006	Year Ended	Change vs. 2006

Degree Days - Actual	1,604	15.2%	4,795	16.1%
Degree Days - Normal	1,700		4,817

THI Hours - Actual	1,136	342.6%	15,574	0.0%
THI Hours - Normal	266		14,826

Attachment 12

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Statistical Measures
(Unaudited)

	For the Quarters Ended December 31		For the Years Ended December 31
	2007	2006	2007	2006

Weighted Average Common Shares Outstanding (000’s)
Basic	254,310	252,292	253,781	251,678
Diluted	254,913	252,765	254,406	252,314

Stock Price at End of Period			$98.24	$66.38

Dividends Paid per Share of Common Stock	$0.585	$0.570	$2.34	$2.28

Dividend Payout Ratio*			43.3%	66.1%

Dividend Yield			2.4%	3.4%

Price/Earnings Ratio*			18.2	19.2

Rate of Return on Average Common Equity*			19.8%	13.5%

Book Value per Common Share			$29.01	$26.71

Market Price as a Percent of Book Value			339%	249%

Total Shareholder Return	10.3%	9.4%	52.1%	5.7%

*Calculation based on Operating Earnings for 12 month period ended

Attachment 13

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Non-Trading Mark-to-Market
(Unaudited)
December 31, 2007

2007 Non-Trading Mark-to-Market
Energy Positions

In Millions After-Tax	Q1	Q2	Q3	Q4	Year-to-Date

Power	$(0.6)	$(9.5)	$4.4	$(0.4)	$(6.2)
Holdings	(19.0)	16.4	13.2	5.5	16.1

Total	$(19.6)	$6.9	$17.6	$5.0	$9.9

EPS Impact	Q1	Q2	Q3	Q4	Year-to-Date

Power	$-	$(0.04)	$0.02	$(0.00)	$(0.02)
Holdings	(0.08)	0.07	0.05	0.02	0.06

Total	$(0.08)	$0.03	$0.07	$0.02	$0.04

2006 Non-Trading Mark-to-Market
Energy Positions

In Millions After-Tax	Q1	Q2	Q3	Q4	Year-to-Date

Power	$(11.4)	$1.3	$12.0	$(3.0)	$(1.1)
Holdings	(4.1)	13.0	29.3	(9.4)	28.8

Total	$(15.5)	$14.3	$41.3	$(12.4)	$27.7

EPS Impact	Q1	Q2	Q3	Q4	Year-to-Date

Power	$(0.05)	$0.01	$0.05	$(0.01)	$-
Holdings	(0.02)	0.05	0.12	(0.04)	0.11

Total	$(0.07)	$0.06	$0.17	$(0.05)	$0.11

Attachment 14

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
PSEG Liquidity
(Unaudited, $ Millions)

PSEG Liquidity as of December 31, 2007

Company	Facility	Expiration Date	Total Facility		Primary Purpose	Usage at 12/31/2007	Available Liquidity 12/31/2007

PSEG	5-year Credit Facility	Dec-12	$1,000	[1]	CP Support /Funding/LCs	$1	$999

	Uncommitted Bilateral Agreement	N/A	N/A		Funding	-	N/A

Power	5-Year Credit Facility	Dec-12	1,600	[2]	Funding/LCs	140	1,460

	Bilateral Credit Facility	Mar-10	100		Funding/LCs	56	44

	Bilateral Credit Facility	Mar-08	200		Funding/LCs	28	172

PSE&G	5-year Credit Facility	Jun-12	600	[3]	CP Support /Funding/LCs	55	545

	Uncommitted Bilateral Agreement	N/A	N/A		Funding	10	N/A

Energy Holdings	5-year Credit Facility*	Jun-10	150		Funding/LCs	18	132

		Total	$3,650				$3,352

					PSEG Short Term Investment		305

					Total Liquidity Available		$3,657

* Energy Holdings/Global/Resources joint and several co-borrower facility
1 PSEG Facility reduced by $47 million in 2012
[2] Power Facility reduced by $75 million in 2012
3 PSE&G Facility reduced by $28 million in 2012

Attachment 15

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED
Impact of Asset Sales
(Unaudited, $ Millions)

					Impact to PSEG EPS
$ Millions (except EPS)	Quarters Ended Dec. 31,		Years Ended Dec. 31,		Quarters Ended Dec. 31,		Years Ended Dec. 31,
	2007	2006	2007	2006	2007	2006	2007	2006

Impact of Asset Sales:
Loss on Sale of RGE	$-	$-	$-	$(178)	$-	$-	$-	$(0.70)
Chilquinta & Luz Del Sur	(23)	-	(23)	-	(0.09)	-	(0.09)	-
Write down of Turboven	-	-	(7)	-		-	(0.03)	-
Premium on bond redemption	(28)	-	(28)	(7)	(0.11)	-	(0.11)	(0.03)

Total Impact of Asset Sales	$(51)	$-	$(58)	$(185)	$(0.20)	$-	$(0.23)	$(0.73)